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Exhibit 23.1
                          KINGERY, CROUSE & HOHL, P.A.
                          Certified Public Accountants
                        4350 W Cypress Street, Suite 275
                                 Tampa, FL 33607


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


DNAPrint genomics, Inc.
900 Cocoanut Ave.
Sarasota, FL  34236

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated April 11, 2003 included in the Annual Report on Form 10-KSB of DNAPrint genomics, Inc. as of and for the years ended December 31, 2002 and 2001.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Kingery Crouse & Hohl, P.A.

Kingery Crouse & Hohl, P.A.

December 15, 2003